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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

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                                      FORM 8-K

                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE

                          SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  January 16, 1998
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                                JAVA CENTRALE, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          California               34-0-23936                 68-0268780
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 (STATE OF OTHER JURISDICTION     (COMMISSION               (IRS EMPLOYER
       OF INCORPORATION)          FILE NUMBER)            IDENTIFICATION NO.)


1610 Arden Way, Suite 145, Sacramento, California            95815
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                    (ZIP CODE)


Registrant's telephone number, including area code: (916) 568-2310
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          (FORMER NAME OR FORMER ADDRESS,  IF CHANGED SINCE LAST REPORT.)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     Effective December 31, 1997 Java Centrale, Inc. ("the Company") sold the assets and liabilities associated with the Company's Java Centrale franchise system. Pursuant to the terms of the Purchase Agreement dated January 9, 1998 between the Company and Massimo Da Milano, Inc. ("Massimo"), and closed on January 16, 1998, the franchise agreements to 20 operating cafes and other assets and liabilities associated with the franchise system were assigned and/or transferred.

     The consideration paid by Massimo for the purchase of the Java Centrale franchise system consisted of 5,000,000 restricted common shares of Massimo and $1,000,000 in future earn-out receivables. The earn-out receivable will be paid from a combination of a portion of future royalties to be received by Massimo from the Java Centrale franchise system and credits to the Company against purchases from Massimo's wholesale bakery.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS

     The pro forma financial statements required pursuant to Article 11 of Regulation S-X incorporating the sale of the Company's Java Centrale franchise system have not been completed. It is anticipated that an amended Form 8-K will be filed by February 16, 1998 with the required pro forma financial statements.

(b)  EXHIBITS

     Asset Purchase Agreement, dated January 9, 1998, between the Registrant and Massimo Da Milano, Inc. for the sale of the assets of the Java Centrale franchise system, (Filed as Exhibit No. 10.15 to the Registrant's Pre-Effective Amendment No. 1 to Form SB-2 dated January 21, 1998 and by this reference incorporated herein.)


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                                     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                JAVA CENTRALE, INC.
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                                    (Registrant)


Date:  January 21, 1998


                                   By:  /s/ JEFFREY W. DUDLEY
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                                        Jeffrey W. Dudley
                                   Vice President and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)